Exhibit 99.1

PRESS RELEASE

US GOLD CANADIAN ACQUISITION CORPORATION
TSX LISTING APPROVED
TRADING TO BEGIN MONDAY, APRIL 16, 2007
TICKER SYMBOL: UXE

For Immediate Release

Denver, Colorado (April 13, 2007) - US GOLD CORPORATION (AMEX:UXG — TSX:UXG) is pleased to announce that its application to list the exchangeable shares of US Gold Canadian Acquisition Corporation, its subsidiary, on the Toronto Stock Exchange has been approved and trading will begin on Monday April 16, 2007 under the symbol UXE.

The exchangeable shares of US Gold Canadian Acquisition Corporation were issued in exchange for common shares of White Knight Resources Ltd., Nevada Pacific Gold Ltd. and Tone Resources Limited under the recent take-over bids for those companies.  The exchangeable shares are structured to have the same economic and voting rights as the common stock of US Gold Corporation and are exchangeable at any time for common stock of US Gold Corporation on a one-for-one basis.

About US Gold Corporation

US Gold Corporation is a United States based gold exploration company aggressively exploring Nevada’s Cortez Gold Trend. Its shares of common stock are traded on the American and Toronto Stock Exchanges under the symbol UXG.

Cautionary Statements

Certain statements contained herein and subsequent oral statements made by and on behalf of US Gold Corporation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s exploration efforts, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 and other filings with the Securities and Exchange Commission under the caption “Risk Factors.” Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

For further information contact:

William F. Pass Vice President and Chief Financial Officer	Ana E. Aguirre Manager, Investor Relations
Tel: (303) 238-1438 Fax: (303 238-1724 bill@usgold.com 165 South Union, Suite 565 Lakewood, CO 80228	Tel: (647) 258-0395 Toll Free: (866) 441-0690 Fax: (647) 258-0408 info@usgold.com 99 George Street, 3rd Floor Toronto, ON M5A 2N4